Exhibit 99.1

Contact:	Michael Bauer	Devika Goel
	Senior Director, Investor Relations	Senior Manager, Public Relations
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6754
	mbauer@manh.com	dgoel@manh.com

Manhattan Associates Announces CEO Succession

Eddie Capel retires as President & CEO; succeeded by Eric Clark

ATLANTA – February 10, 2025 –Today the Board of Directors of Manhattan Associates Inc. (NASDAQ: MANH) announced that Eddie Capel, Manhattan’s President and CEO, will retire from his position effective February 12, 2025. He will continue to serve Manhattan in the role of Executive Vice-Chairman of the Board, assisting with CEO transition and special projects. Mr. Capel will be succeeded by Eric Clark, who has been serving as CEO of NTT Data North America. Mr. Clark will also join the Manhattan Board.

Mr. Capel joined Manhattan in June 2000, and, after serving in various operations and technology roles, became its Chief Operating Officer in January 2011 and President and CEO in January 2013.

Mr. Clark joined NTT Data Services in 2018, leading the development of capabilities and insights to help clients modernize and transform their technology operations. In October 2022, he became CEO of NTT Ltd. Americas, a leading IT infrastructure and services company that combined with NTT DATA in April 2024, upon which Mr. Clark became CEO of the combined entity NTT Data North America. Earlier in his career, Mr. Clark held numerous global, senior leadership positions with ServiceNow, Dell, Hewlett Packard Enterprise, Arthur Andersen Business Consulting, Ernst & Young and Bank of America.

John Huntz, Manhattan’s Chairman, commented, “Eddie Capel has accomplished a great deal as CEO setting our strategic direction, building our winning team and creating shareholder value. During his tenure as CEO, Manhattan solidified its position as a leading global technology provider and innovator in both supply chain and omnichannel commerce. The Board thanks Eddie for his dedication to Manhattan over the last 25 years and for working diligently with the Board during our comprehensive CEO succession planning process over the last 24 months. We look forward to his continued involvement as Executive Vice-Chairman and as a member of the Board of Directors.”

Exhibit 99.1

Mr. Capel stated, “This is an ideal time for a CEO transition. Our company is in an exceptionally strong position strategically, competitively, operationally and financially. I want to thank our management team and our entire workforce, which is second to none, for their hard work and dedication to our mission of advancing global commerce through advanced technology. I look forward to working closely with Eric and continuing to contribute to our product vision, interacting with our customers and partners, and ensuring the growth and success of Manhattan Associates. And I have confidence that under Eric’s leadership, the team will continue to capitalize on our many market opportunities and extend our global leadership position.”

Regarding his appointment, Eric Clark commented, “Manhattan’s impact on global commerce continues to be considerable, and the greatest opportunities clearly are still in front of us. I could not be more excited to work with Eddie, the Board and the management team to build on Manhattan’s prior achievements and chart the course for our future success.”

Manhattan also announced that it will hold a live webinar hosted by Terry Tillman, Managing Director, Equity Research, at Truist Securities, on Wednesday, February 12, 2025, at 1:00 p.m. Eastern Time. Investors are invited to listen through the Investor Relations section of the Manhattan Associates website at ir.manh.com.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a global technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.